UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2026

Buda Juice, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-43043	46-4069365
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4030 Black Gold Drive,

Dallas, Texas 75247

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 308-5003

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	BUDA	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure.

On January 21, 2026, Buda Juice, Inc. (the “Company”) issued a press release announcing the exercise of the over-allotment option granted to the underwriters of its initial public offering (the “Initial Public Offering”). A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information set forth in Item 7.01, including Exhibits 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

In connection with the previously reported Initial Public Offering of the Company’s common stock, par value $0.001 per share, on January 21, 2026, Public Ventures, LLC (d/b/a MDB CAPITAL) (“MDB”) exercised the over-allotment option in full, pursuant to the underwriting agreement, dated January 7, 2026, with MDB. As a result of the exercise of the over-allotment option, the Company received additional gross proceeds of $2,999,992.50 for the 399,999 shares of common stock, before underwriting discounts, commissions, and offering expenses.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Exhibits

99.1	Press Release of Buda Juice, Inc. entitled “Buda Juice Announces Full Exercise of Underwriters’ Over-Allotment Option in Connection with Initial Public Offering” dated January 21, 2026

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 21, 2026	Buda Juice, Inc.

	By:	/s/ Horatio Lonsdale-Hands
	Name:	Horatio Lonsdale-Hands
	Title:	Chief Executive Officer